EXHIBIT 10.1

LOAN AGREEMENT
This LOAN AGREEMENT (this “Agreement”) is made as of April 11, 2013 (the “Effective Date”), by and between Brian W. Brady, an individual (“Lender”), and IZEA, Inc., a Nevada corporation (“Borrower”).
RECITALS
WHEREAS, Borrower desires to borrow funds (the “Loan”) from Lender and Lender desires to provide the Loan on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:
1.Loan. Subject to the terms and conditions of this Agreement, as of the date hereof, Lender agrees to make a Loan to Borrower in the principal amount of $500,000. The Loan shall be evidenced by, and be repayable with interest in accordance with, the terms of this Agreement and the Promissory Note in the form attached hereto as Exhibit A, dated as of the date hereof (the “Note”).
2.Interest. The outstanding principal balance under the Note shall bear interest at the rate of seven percent (7%) per annum. Interest shall accrue on the unpaid principal amount of the Loan commencing April 11, 2013 as set forth in the Note. Upon the occurrence and during the continuation of an Event of Default, the principal amount outstanding under the Note, without limiting the rights of Lender hereunder, shall bear interest at a rate per annum equal to the lesser of (i) five percent (5%) over the rate which would otherwise be applicable thereto, and (ii) the highest amount permitted by law.
3.Maturity; Payment. All unpaid principal of, and accrued and unpaid interest on, the Note, all accrued and unpaid fees, and all other obligations of the Borrower to the Lender arising under this Agreement, the Note and any documents related thereto (the “Loan Documents”) (the “Obligations”) shall be payable in full on May 31, 2013 (the “Maturity Date”), unless earlier paid or accelerated pursuant to Loan Documents. All payments of due under the Loan Documents shall be made in such form and manner as designated in the Note.
4.Borrower Representations. Borrower represents and warrants to Lender as follows:
(a)Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified as a foreign corporation where such qualification is required and the failure to be so qualified would have a material adverse effect on Borrower or its business.
(b)Borrower has full power and authority to perform all of its undertakings under the Loan Documents, and the execution, delivery and performance of each Loan Document are within the authority of the board of directors of Borrower, and each Loan Document constitutes a valid and binding agreement of Borrower, enforceable in accordance with its terms, except to the extent enforcement may be limited by (i) applicable bankruptcy, insolvency and other similar laws that may affect creditors generally, and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.
(c)The consummation of the transactions contemplated in the Loan Documents will not conflict with the articles of incorporation, bylaws, or other organizational documents of Borrower, and will not result in the breach of any term or provision of, or constitute a default under, any judgment, decree, indenture, mortgage or other agreement or instrument to which Borrower is bound.

(d)Except as disclosed in the Borrower's SEC public filings, Borrower is not a party to, and, to the knowledge of Borrower, has been threatened to be made a party to, any suit, action or proceeding. Borrower is not in breach or default with respect to any material agreement of Borrower or any judicial or administrative order, injunction or decree against, or applicable to, Borrower.
5.Borrower's Covenants. Borrower covenants that until all Obligations have been satisfied in full:
(a)Borrower shall not without the written consent of Lender: (i) directly or indirectly make any redemption of ownership interests Borrower; (ii) make any loan or other payment to its shareholders, officers, directors, or employees, except in the ordinary course of business and for payments to Lender as contemplated by the Loan Documents; (iii) issue any equity in Borrower, including but not limited to any options or warrants convertible into equity of Borrower; (iv) grant any security interest, mortgage or other lien on assets of Borrower; (v) undertake or assume any debt; (vi) enter into, terminate, amend or modify any material agreement of Borrower; or (vii) sell, transfer or dispose of any asset of Borrower other than in the ordinary course of business.
6.Conditions Precedent to Loan. The obligation of Lender to make the Loan under this Agreement is subject to satisfaction by Borrower of all of the following conditions precedent to the satisfaction of Lender in its sole discretion:
(a)Lender shall have received an original signed copy of this Agreement and an original signed Note in the form of Exhibit A hereto from Borrower;
(b)A certificate from an officer of Borrower shall be delivered to Lender, which certificate shall include (i) an incumbency certificate for all signatories of Borrower, (ii) a true and complete copy of the articles of incorporation of Borrower as amended to date, (iii) a true and complete copy of the bylaws of Borrower as amended to date, and (iv) a copy of the resolutions authorizing Borrower to enter into the Loan Documents, together with a certificate that such resolutions have not been modified or revoked through the date hereof;
(c)Lender shall have received a certificate of good standing of Borrower from the Secretary of State of Nevada;
(d)All representations and warranties of Borrower in this Agreement shall be true and correct as of the date hereof, and no Event of Default shall exist under the Loan Documents; and
(e)Lender shall have received such other documents, approvals or materials as Lender may reasonably request.
7.Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)the failure of Borrower to pay any part of the principal of, or interest on, the Note when due, whether at maturity, by acceleration or otherwise;
(b)there shall have occurred any breach of any covenant, or there is any other default under the Loan Documents, and such breach or default shall continue for more than fifteen (15) days after Lender has provided notice thereof to Borrower;
(c)any representation or warranty made by Borrower herein or in any Loan Document shall prove to have been inaccurate in any material respect when made;
(d)there shall have occurred any event of default (after giving effect to any permitted cure periods) which has not been waived in writing under any agreements evidencing Borrower's other debt obligations, and same has caused such debt obligation to be accelerated;

(e)any judgment shall be obtained against Borrower; or
(f)Borrower shall: (i)  make a general assignment for the benefit of a creditor; (ii) apply for, or consent to, the appointment of a receiver, trustee or liquidator for all or a substantial part of its assets; (iii) be adjudicated a bankrupt or insolvent; (iv) file a voluntary petition in bankruptcy, or file a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any other law (whether federal or state) relating to the relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency, or other proceeding (whether federal or state) relating to relief of debtors; or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction which approves an involuntary petition seeking reorganization or appoints, pursuant to such a petition, a receiver, trustee or liquidator for all or a substantial part of its assets.
8.Remedies. If any Event of Default occurs and is continuing with respect to the Borrower, at the option of Lender, the Obligations shall immediately become due and payable. If any Event of Default occurs and is continuing, Lender shall have all rights and remedies conferred upon Lender under the law or at equity, including, but not limited to, such rights and remedies set forth below. All remedies contained in the Loan Documents or afforded by law shall be cumulative, and all shall be available to Lender until the Obligations have been paid in full.
(a)Lender shall be entitled to reimbursement from Borrower of any and all costs, including reasonable attorneys' fees and court costs, in connection with any workout negotiations or enforcement actions.
9.Preservation of Rights. No delay or omission of Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and the making of an advance notwithstanding the existence of a default or Event of Default shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing, signed by Lender, and then only to the extent specifically set forth in such writing.
10.Miscellaneous.
(a)Headings. Section headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Agreement.
(b)Third Parties Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and assigns.
(c)Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
(d)Cooperation by Borrower. At any time, and from time to time after the date hereof, Borrower shall, upon the request of Lender, and at the expense of Borrower, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, or assurances as may be reasonably required for the better confirming to Lender its rights under the Loan Documents.

(e)Assignment; Binding on Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of all of the parties hereto, but shall not be assignable by Borrower without the prior written consent of Lender.
(f)Agreement Supersedes Discussion and Other Agreements. This Agreement, the documents related hereto and certificates delivered pursuant to the terms hereof set forth the entire understanding of the parties hereto concerning the Loan and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether verbal or written, by any officer, employee or representative of either party.
(g)No Change Except in Writing. This Agreement may not be modified, amended or terminated in any manner except in writing duly executed by all of the parties hereto.
(h)Waiver. Waiver by Lender or Borrower of any breach of, or failure to comply with, any provision of the Loan Documents by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision.
(i)Applicable Law; Legal Fees. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida (without giving effect to the principles of conflicts of law thereof), and each party agrees to pay to the prevailing party its reasonable fees and disbursements of counsel in connection with the enforcement of the Loan Documents.
(j)Consent to Jurisdiction and Service of Process. The parties agree that any action relating in any way to, or arising under, the Loan Documents may be instituted and prosecuted non-exclusively in the federal or state courts of competent jurisdiction located within Florida, and both parties consent to personal jurisdiction in such courts and service of process by mail to the address set forth in Section 12(m) hereof, as the same may be amended in writing from time to time.
(k)JURY TRIAL WAIVER. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING UNDER, OR IN ANY WAY RELATED TO, THE LOAN DOCUMENTS.
(l)Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
(m)Giving Notice. All notices required hereunder shall be in writing and shall be deemed to have been duly given by the parties if addressed and delivered by electronic mail, or recognized commercial overnight delivery service. Notices shall be deemed given only when delivered. Refusal of delivery shall be deemed delivery to the addresses set forth below in this Section for the parties (or to such other addresses as may be given by written notice in accordance with this Section).

If to Lender, to:    Brian W. Brady
2111 University Park Drive
Suite 650
Okemos, MI 48864
Email: brady@northwestbroadcasting.com

with a copy to:

Brown Rudnick LLP
601 13th St., N.W., Suite 600
Washington, D.C. 20005

Attn: Fred L. Levy, Esq.
Email: flevy@brownrudnick.com

If to Borrower, to:	IZEA, Inc.
1000 Legion Place, Suite 1600
Orlando, Florida 32801
Attn: Mr. Edward H. (Ted) Murphy
President and Chief Executive Officer
Email: ted@izea.com

With a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166
Attn: Spencer G. Feldman, Esq.
Email: feldmans@gtlaw.com

Each party may change the address for service of notice upon it by a notice in writing to the other party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

LENDER:

/s/ Brian W. Brady
Brian W. Brady

BORROWER:

IZEA, INC.

/s/ Edward H. Murphy
By: Edward Murphy
Title: CEO

EXHIBIT A
Promissory Note

See attached.

PROMISSORY NOTE

$500,000                                      April 11, 2013

FOR VALUE RECEIVED, IZEA, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of Brian W. Brady (“Lender”), the principal sum of Five Hundred Thousand Dollars ($500,000), or, if less, the aggregate unpaid principal amount due under that certain Loan Agreement dated even date between Borrower and Lender (the “Agreement”), together with interest on any and all principal amounts remaining unpaid hereunder from time to time from the date hereof until payment in full hereof.

Interest shall be computed at the rate set forth in Section 2 of the Agreement. In the event that payment of principal and/or interest shall not be received by Lender when due (as described in the Agreement), Borrower shall, to the extent permitted by law, pay Lender not later than ten (10) days after such due date a late charge of five percent (5%) of the overdue payment. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that during the continuance of an Event of Default (as defined in the Agreement), payments will be applied to the obligations of Borrower to Lender hereunder or under the Agreement as Lender determines in its sole discretion. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. All capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Agreement.

All payments shall be made by Borrower to Lender at its address set forth in the Agreement, or such other place as Lender may from time to time specify in writing, in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff, and free and clear of, and without deduction or withholding for, any taxes or other payments.

If this Note or any payment hereunder becomes due on a day which is not a Business Day (as defined below), the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or day which shall be in the State of Florida a legal holiday or day on which banking institutions are required or authorized to close.

If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Lender to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal, and shall not be deemed a payment of interest. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

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This Note is the Note referred to in, and is entitled to the benefits of, the Agreement. Reference is made to the Agreement for rights as to the repayment hereof and the acceleration of the maturity hereof. Borrower shall pay on demand all reasonable expenses of Lender in connection with the preparation, administration, default, collection, waiver or amendment of Loan terms, or in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and the amount of all such reasonable expenses shall, until paid, bear interest at the rate hereunder (including any default rate).

Borrower and any co-makers, any indorser hereof or any other party hereto or any guarantor hereof (collectively, “Obligors”) and each of them: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given under the law to any of Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note or of any document or instrument evidencing any security for payment of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note, or waivers of any term hereof, or release or discharge by Lender of any Obligors or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Lender, or any indulgence shown by Lender, from time to time and in one or more instances (without notice to, or further assent from, any of Obligors), and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under any document or instrument evidencing any security for payment of this Note.

This Note is delivered in, and shall be construed under the internal laws (and not the law of conflicts) of, the State of Florida, and in any litigation in connection with, or enforcement of, this Note or of any indorsement or guaranty of this Note or any security given for payment hereof. Obligors, and each of them, CONSENTS TO AND CONFERS PERSONAL JURISDICTION ON ALL STATE AND FEDERAL COURTS LOCATED IN THE STATE OF FLORIDA AND EXPRESSLY WAIVES ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH COURTS, AND AGREES THAT SERVICE OF PROCESS MAY BE MADE ON OBLIGORS BY MAILING A COPY OF THE SUMMONS TO THEIR RESPECTIVE ADDRESSES. BORROWER (BY ACCEPTANCE OF THIS NOTE) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE, OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

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IN WITNESS WHEREOF, this Note has been executed by the duly authorized officer of Borrower as of the date first above written.

IZEA, INC.

By: /s/ Edward H. Murphy
Name: Edward Murphy
Title: CEO

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